                                                                    Exhibit 14.1
                                 Code of Ethics
                              and Business Conduct
                            UTG and its Subsidiaries

To All  Employees:  UTG is  committed to operating  its business  with  honesty, integrity and the highest level of ethical  conduct.  These values are absolute.
We  must  treat  every  customer,  fellow  employee  and  member  of the  public accordingly.

Independent  thinking is critical  to the  performance  of your job. To maintain that independence,  you should avoid any other employment,  business dealings or other  relationships  or activities that could impair  independent  thinking and judgment. All employees are responsible for using common sense, and are urged to obtain additional guidance when necessary. Answering the following questions may provide assistance, when you are in doubt:

o    Will my behavior comply with Company policy?

o    Does this  behavior  reflect  honesty,  integrity  and all other  Corporate
     Values?

o    Will this  behavior  reflect well on me and the Company if it becomes known to family and friends, co-workers and clients?

UTG has many valuable assets-- including its people,  property,  information and reputation. It is our duty to preserve and protect these assets, and to use them only in ways that promote the best interests of the Company.

If you are aware of a  violation  of this  Code,  it is your  responsibility  to report what you know to the  Company.  The Code  describes  the various  ways in which employees can report  violations,  as does the Whistle Blower Policy found in Section 803 of the UTG, Inc. Employee Handbook.

This  Code is  supplemented  by other  policies,  some of which  are  referenced throughout  this  document.  The  Company  may change  the Code and these  other policies  without  advance notice at any time. The Company also retains the sole right to administer and interpret all such policies.

TABLE OF CONTENTS

I.   Ethical Principles

II.  Maintaining an Appropriate and Secure Work Environment

     A.   Human Resources Assets

     B.   Violence-Free Workplace

     C.   Violent Crime Control Act

     D.   Safety

     E.   Drug-Free Workplace and Workforce

III. Company Funds and Assets-Maintaining Accurate and Complete Records

     A.   Company Records

     B.   Financial Reporting

     C.   Travel and Expense Reimbursement

     D.   Frauds and Thefts

     E.   Information Disclosure

IV.  Conflicts of Interest

     A.   Outside Employment

     B.   Forbidden Payments

     C.   Corporate Opportunities

     D.   Employment and Supervision of Closely-Related Persons

     E.   Gifts and Entertainment

V.   Integrity in Government Relationships

VI.  Compliance With Laws

     A.   Antitrust

     B.   Insider Trading

     C.   Anti-Money Laundering

     D.   Economic and Trade Sanctions/OFAC

     E.   Information Protection

     F.   Competitive Intelligence

     G.   Privacy

VII. Investigations and Legal Proceedings

VIII. Communication

     A.   Contact with News Media

     B.   Contact with Investors

IX.  Reporting Violations

     A.   Where to Report Violations

     B.   Prohibition Against Retaliation

X.   Certification Requirements

I.   Ethical Principles

UTG is committed to conducting its business  according to the highest  standards of honesty,  integrity and respect for individuals and to  demonstrating  to our customers,  investors,  business  partners and  government  officials that their trust  in UTG is  well  deserved.  To this  end,  UTG has  developed  a  Mission
Statement,  Corporate  Values  (both items are  contained in Exhibit I) and this
Code of Ethics and Business Conduct.  Every employee is expected to abide by the ethical  principles and policies set forth in this Code. The Code applies to all executives, officers and employees of UTG.

The success of UTG  compliance  and  anti-fraud  programs  depends upon each and every  employee's  diligent  efforts to comply with this Code. All employees are expected to perform up to the highest  ethical  standards and in accordance with applicable laws, rules and regulations. UTG will not tolerate corrupt or illegal practices,  including  bribery or  kickbacks,  and such  actions  will result in disciplinary  action,  up  to  and  including  termination.  Every  employee  is responsible  not only for their own conduct but also for  reporting  immediately any known  violation of the Code.  When  requested to do so,  employees have the duty to cooperate  fully with internal  investigations,  which duty includes the truthful  disclosure  of all  relevant  information.  The  refusal to  cooperate constitutes  grounds for disciplinary  action, up to and including  termination.
Any violation of this Code by an employee is against the Company's  interest and shall be considered  activity beyond the scope of that  employee's  authority to act.

Employees  are required to act honestly and deal fairly and  ethically in all of the Company's  business  relationships,  whether with its customers,  suppliers, competitors or other employees.  Consequently,  employees will not engage in any illegal or criminal activity or unfair dealing practices.  This requirement goes beyond mere compliance with the law.  Activities that are unethical must also be avoided even if they are not expressly illegal.

II.  Maintaining an Appropriate and Secure Work Environment

Human Resource Assets - UTG is committed to protecting  human resource assets by providing  a work  environment  that is safe and free  from  discrimination  and harassment that may affect an employee's terms or conditions of employment.

Employees will not engage in any harassment or  discriminatory  conduct based on sex, race,  color,  religion,  age,  disability,  citizenship  status,  national origin, sexual orientation, or status as a veteran.

Violence-Free  Workplace - Subject to specific  state  laws,  possession  of any
firearms  or  other  dangerous  weapons  or  substances,   weapons  accessories,
explosives or other combustible devices on Company premises, at off-site Company functions,  or in any  vehicle  parked on Company  property  or used for Company business is prohibited.

Violent  Crime  Control  Act -  Federal  law  makes it a crime  for a  financial institution  to employ or do business  with  persons who have been  convicted of certain crimes including felonies involving dishonesty or a breach of trust. Any employee  who has been  convicted  of a felony  after  the  commencement  of his employment  at UTG must notify the  Company of that fact.  Failure to notify the
Company is a serious  violation of this Code and is grounds for  termination  of employment.

Safety  - UTG is  dedicated  to  providing  a  secure  working  environment  for employees and establishing programs to ensure protection of employees,  property and other assets.  Employees should secure all personal and Company valuables at all times and report incidences of theft to a supervisor.  Emergency  situations should be reported immediately to a supervisor or Office Services.

Drug-Free  Workplace and  Workforce - It is the  Company's  policy to maintain a drug-free  workplace and workforce.  Employees are expected to perform their job duties  free of alcohol or drugs.  This is  essential  to  maintaining  required
performance   levels  and  ensuring  the  safety  of  all  employees.   Selling,
distributing,  purchasing,  possessing,  or consuming  illegal drugs and abusing legally-prescribed  drugs on UTG  premises  or while  otherwise  engaged  in UTG business is prohibited.

III. Company Funds and Assets - Maintaining Accurate and Complete Records

It is the responsibility of each employee to ensure and protect the integrity of all Company assets. The Company is committed to maintaining a system of internal controls  (Exhibit II) that ensures  compliance with all applicable  laws, rules and regulations and promotes the full, fair, accurate, timely and understandable disclosure of information in all of the periodic  reports and documents that the
Company is required to file with regulatory and governmental authorities or that is contained in communications to the public.

Every  employee  must help ensure that  reporting  of business  information,  in electronic,  paper or other medium, is accurate,  honest and timely. This policy includes not only financial  records,  but all records of the Company including, but not  limited  to,  customer  information,  underwriting,  pricing and claims information,  travel and  entertainment  records,  bills,  payroll and  benefits records,  regulatory  data and  other  essential  Company  information.  It also includes  information  provided to  customers,  agents,  vendors,  shareholders, governmental and regulatory authorities and other third parties.

Company Records - Employees should create and maintain  documents and records in the  normal  course of  business  as  required  by  applicable  laws,  rules and regulations or a specific Company policy.  Employees should retain documents and records in forms that enable efficient  retrieval of that  information  whenever necessary.  All Company records should be kept for the  appropriate  time period needed to comply with applicable laws and regulations,  as well as the Company's record  retention  policies.  Employees  are  prohibited  from  tampering  with, manipulating,  altering,  removing or destroying records prior to the prescribed retention  periods  specified in the Company's record  retention  policies or as required by law.

Employees are prohibited from:

o    Violating any laws, external accounting requirements and Company procedures for reporting information of all types;

o    Making a false or misleading entry in a Company report or record;

o    Knowingly  altering,  destroying,  mutilating or  concealing  any record or document, or attempting to do so, in order to impair the record's integrity or availability for use in an official proceeding; and

o    Selling,  transferring  or  disposing  of  Company  assets  without  proper documentation and authorization.

For each  employee,  UTG  maintains  personnel  records  containing  information relating to the employee's  employment with the Company,  including  performance
evaluations.   Maintenance   of  these  records  is  necessary  to  conduct  the
administrative affairs of the Company. All employee records are considered to be confidential,  and the contents are shared only with those who have a legitimate business  need or as required by law.  Anyone  given access to such records must safeguard them and maintain the confidentiality of any information  contained in those records.

All   employees   should  use  care  and  good   judgment   when   creating  all
correspondence,  voicemail,  e-mail,  and  written  documents  on  behalf of the
Company to avoid inaccuracy or offensive language.  The Company's Computer Usage
Policy,  Section 804 of the UTG, Inc.  Employee  Handbook  (Exhibit I), provides clear parameters for the appropriate use of information  technology  provided by
UTG and its subsidiaries.

Financial  Reporting - All payments  and other  financial  transactions  must be properly authorized by management, and accurately and completely recorded in the books and records of the Company consistent with generally  accepted  accounting principles and established  Company  policies and procedures.  No undisclosed or unrecorded  funds may be established  for any purpose,  nor may Company funds be placed in any personal or  non-corporate  account.  Any deviation from generally accepted  accounting  standards  and  established  Company  policies is strictly prohibited. Any attempt to fraudulently influence,  coerce, mislead,  manipulate or  interfere  with the  auditing of the  Company's  financial  statements  is a violation of this Code and federal law.

All  employees  must help  maintain  an  adequate  system of  internal  controls
providing   reasonable   assurance   that:  (1)  assets  within  their  assigned
responsibility are safeguarded; (2) transactions are executed in accordance with management's  authorization and are properly recorded; (3) financial records are accurate;  and,  (4)  violations  of the Code are reported  and  addressed.  Any agreement  with a business  partner  should be  documented  properly in writing, signed by the parties,  and contain all terms agreed upon in accordance with all applicable corporate policies and applicable law.

Travel and Expense Reimbursement - Employees must maintain accurate and complete records of all transactions in connection with their  employment,  including any documentation involving personal reimbursement of expenses. Employees must never misrepresent facts or falsify records.

Frauds and Thefts - All allegations of fraud,  theft or other criminal  activity are investigated  promptly.  Those individuals conducting the investigation will review and determine whether the matter investigated warrants a formal report to any law enforcement  authorities,  whether an  investigation  requires  internal personnel actions, including employee discipline and/or possible termination, or whether the matter investigated warrants consideration of civil litigation.

Information   Disclosure  -  UTG  is  required  to  make  timely  disclosure  of information  that is material  to  existing  and  prospective  investors  in UTG securities.  UTG's  senior  management  will  determine  the timing of when such information will be made public.  Financial  information  regarding UTG that has not been disclosed  publicly shall not be made public without the prior approval of  UTG's  senior  management.  UTG  employees  must not  disclose  confidential information  received  or  obtained  in the  course of their  duties,  except as authorized or required by law.

IV.  Conflicts of Interest

In order to maintain UTG's reputation and integrity, it is the responsibility of every employee to avoid  conflicts of interest,  or situations  that create even the  appearance of a conflict of interest.  In the event such a conflict  should arise, an employee should disclose that conflict in accordance with this Code. A conflict of interest  could  cause  employees  to  compromise  objectivity  when working with government officials,  competitors,  customers, claimants, business partners,  spouses,  and relatives.  For example,  an employee's ability to make objective  business  decisions could be affected by potential  conflicts if they were to: 1) accept  valuable  or an  excessive  number  of gifts  from  business partners,  2)  accept  additional  employment  by  another  company,  3)  have a financial  interest in a business partner or competitor,  4) place business with any firm in which the  employee  or an  immediate  family  member of an employee
(defined as any spouse, child, parent, sibling, mother or father-in-law,  son or daughter-in-law,  or any other person living in the employee's  household) has a financial interest, or 5) inappropriately communicate with competitors.

Conflict of Interest Situations

Outside Employment - No employee may accept other employment that conflicts with his or her duties or that  prevents  the  employee  from  giving his or her best effort in their position with UTG and its subsidiaries.

Forbidden  Payments -  Employees  shall not take or approve any action that will require  payment from corporate  funds if such  expenditure is not authorized or reimbursable under Company policy.

Corporate   Opportunities  -  Employees  may  not  use  any  Company   property,
information,  resource  or position  for  personal  gain or to compete  with the
Company in any way. An employee  shall not take or divert to any third party any business opportunity that is discovered through the use of any Company property, information, resource or position.

Employment  and  Supervision of  Closely-Related  Persons - In order to maintain
UTG's  commitment to fairness and avoid any  perception of  favoritism,  closely related  persons  may not be  employed  at UTG when  such  employment  creates a situation  in which one employee  has  effective  control over any aspect of the other's  employment,  or if the employees  share  responsibility  for control or audit of significant assets.

Gifts and  Entertainment  - For purposes of this policy,  a "gift" is defined as
"the  voluntary  transfer  of an item by one  person or  enterprise  to  another without compensation" and can be anything of value including goods and services.
The terms "gift" and  "entertainment,"  as used in this  policy,  shall have the
broadest  meanings   possible,   including,   but  not  limited  to  any  trips,
entertainment, benefits, events and any other gratuitous item or thing of value.

Gifts - No employee or any immediate  family member of an employee  shall accept any gift from or give any gift to any third party beyond those courtesies deemed
to  be  customary,   reasonable  and  proper  under  the   particular   business
circumstances.  As a general rule,  accepting or giving a gift having a value in excess of US $100, in any  individual  situation,  is considered  beyond what is customary,  reasonable and proper.  Inexpensive gifts of a promotional nature or social  invitations that are considered  customary,  reasonable and proper under the business  circumstances (such as a business meal) may be accepted.  However, employees must decline:

o    Anything offered as a "quid pro quo" (as part of an agreement to do, or not to do, anything in return for the gift);

o    Any gift of cash or cash  equivalents  (such as gift  certificates,  loans, stock, stock options, etc.); or

o    Participating  in any  activity  that they know  would  cause the person or party  offering  the  gift or  entertainment  to  violate  any  law,  rule, regulation or the specific ethical standards of their own employer.

Entertainment  -  Providing  or  accepting  entertainment  in the  course  of an employee's  work-related  activities  must  always  have a  legitimate  business purpose and should not compromise the business judgment, impartiality or loyalty of  those  being  entertained.  Employees  may  accept  a  reasonable  level  of entertainment  from business partners with whom UTG has or is seeking a business relationship.  The term  "reasonable"  can vary depending upon the situation and the level and/or corporate  positions of the parties  involved,  but in no event should the value of such  entertainment,  in any  individual  situation,  exceed
$250.  Employees  may provide a reasonable  level of  entertainment  to business partners,  customers  or other third  parties  with whom UTG has or is seeking a business relationship.  Any entertainment,  in any individual situation,  with a value  exceeding  $250 shall be approved,  in advance  whenever  possible,  by a member of  management  Such  entertainment  must not be offered if the  employee knows that it would be prohibited  by the specific  policies of the other party.
Frequent  business  entertainment  or gifts,  given to or received from the same party, even if within the acceptable  monetary  threshold in each instance,  may still be considered a conflict of interest.

V.   Integrity in Government Relationships

When representing UTG, employees must use care in all contacts and dealings with government  officials and their  employees  and must comply with all  applicable laws, rules, regulations and corporate policies.

Government  departments  and  agencies  are  governed  by  strict  laws,  rules, regulations and internal controls  prohibiting  acceptance by their employees of entertainment, meals, gifts, gratuities and other things of value from firms and persons  with  whom  those  organizations  do  business  or over  whom they have regulatory authority. All employees who have contact or dealings with government officials and their  employees are required to be aware of and comply with those specific standards.

VI.  Compliance with Laws

UTG is committed to conducting  its business  affairs  honestly,  directly,  and fairly.  It is the  Company's  intention  to comply  fully  with the laws of all jurisdictions  in which  UTG  operates  its  business.  Engaging  in  unfair  or dishonest  business  conduct  is a  violation  of this Code and will  negatively affect the Company's reputation in the marketplace.

The Company  maintains orderly processes and procedures that must be followed to assure full,  fair,  accurate and timely  disclosures  to its  shareholders  and regulatory  authorities  and other  public  communications  in keeping  with its obligation  under  applicable  law.  In the event that any  existing or proposed
Company policy, procedure, or practice, including all financial,  accounting and auditing practices, causes a concern regarding any possible non-compliance,  the employee  should  immediately  bring that issue to the  attention  of his or her supervisor or other management.

Antitrust  -Any  conduct  that   constitutes   price  fixing  or  agreeing  with
competitors as to the nature,  extent or means of  competition,  or boycotting a vendor or customer in any  market,  is  prohibited.  Other  conduct  such as (1)
making false  statements  about  competitors or their products or services;  (2)
entering into an agreement (in certain  circumstances)  that requires a customer to use a Company  product on an  exclusive  basis or tying the  purchase  of one company product to the purchase of another product;  or (3) illegally  obtaining the  confidential  information  of a  competitor,  is  inconsistent  with  UTG's commitment to honesty and integrity and is a violation of this Code.

Violation of U.S.  antitrust laws is a serious  offense and can result in severe disciplinary  action including  termination,  as well as prosecution  leading to fines and  imprisonment.  All employees are responsible for full compliance with these antitrust laws.

Insider Trading - No employee,  nor any immediate family member of the employee, shall disclose or use any confidential  information  gained in the course of his employment  for trading  purposes,  personal  profit or for the advantage of any other person.  Any employee  entering into any  transaction to take advantage of confidential  information is subject to  termination  and may also be subject to criminal prosecution by federal authorities for securities law violations.

Anti-Money Laundering (USA PATRIOT Act) - UTG is committed to complying with all applicable  laws  and  regulations  aimed  at  deterring  terrorists  and  other criminals  from using our free  enterprise  system to fund  terrorist  and other criminal activities,  including the USA PATRIOT Act of 2001. Money laundering is the process of engaging in a financial transaction, or a series of transactions, that  involves  funds  used for or derived  from  criminal  activities.  The USA
PATRIOT Act makes it  mandatory  for  financial  services  companies  to have an anti-money laundering program that contains four basic components:

     o    Internal Policies, Procedures and Controls;

     o    Designation of a Compliance Officer;

     o    An Independent Audit Function; and

     o    Ongoing Employee Training

UTG is committed meeting these requirements. All employees and business partners must  comply  fully  with the laws and  regulations  designed  to  combat  money laundering  and the  financing  of  terrorism.  Under no  circumstances  may any employee knowingly  facilitate or participate in any money laundering  activity.
Any  employee  who  does so will  be  subject  to  severe  disciplinary  action, including possible termination of employment,  and may be referred to federal or state law enforcement  and regulatory  agencies for  consideration  of civil and criminal penalties.

Economic  and Trade  Sanctions/OFAC  - UTG must  also  comply  with the  various economic  and  trade  sanctions  programs  administered  by  the  U.S.  Treasury
Department's Office of Foreign Assets Control ("OFAC"). These sanctions programs prohibit a variety of commercial  activities,  including specific rules relating to insurance transactions, with specified countries as well as specific entities and individuals included on OFAC's list entitled "Specially Designated Nationals
and   Blocked   Persons"   which   can  be  found  at  the   OFAC   website   at
http://www.treas.gov/ofac/.  All employees must understand the obligations under these policies to ensure that prohibited transactions do not occur.

Information Protection - All employees are responsible for protecting, securing, and retaining UTG  information  in accordance  with Company  requirements.  This
includes  protecting   information  from  unauthorized   access,   modification,
duplication, destruction, or disclosure, whether accidental or intentional. This applies to all information created or used in connection with the transaction of
UTG business, regardless of how it is created, distributed, or stored.

Employees  leaving the Company,  voluntarily or otherwise,  are prohibited  from removing, copying or disclosing any Company information,  in whatever form, that is proprietary and/or  confidential.  Employees must not permit the unauthorized reproduction of software or other copyrighted or trademarked  materials,  or any other  unauthorized use or misuse of any intellectual  property  belonging to or used by the Company.

Competitive  Intelligence - UTG expects all employees to comply with all laws in acquiring  competitive  intelligence  and not to  engage  in  theft,  blackmail, wiretapping,  electronic eavesdropping,  bribery, improper inducement, receiving stolen property, threats, or other improper methods.

Privacy  - UTG  values  the  trust  of its  customers  and is  committed  to the responsible  management,  use and  protection  of data it maintains  about them.
Respecting  the privacy of the Company's  customers and  protecting the security and confidentiality of their personal information is a top priority. Federal and state  laws,  including  the  Gramm-Leach-Bliley  Act and the  Health  Insurance
Portability  and  Accountability  Act,  restrict the ways in which UTG can share customer  information within and outside the Company.  UTG has adopted a privacy policy to comply with these laws,  to which the Company and all  employees  must adhere.

VII. Investigations and Legal Proceedings

Employees  who become aware of a  governmental  investigation  that concerns any business operation of the Company must not conduct their own investigations.  It is the responsibility of the Company's senior management to determine whether to conduct an internal investigation, as well as to determine the scope and methods to be employed in conducting any such investigation. Most investigations involve complex legal and business issues and an employee attempting to investigate such matters may compromise the integrity of the investigation. If the results of any
internal  or  governmental   investigation  warrant  corrective  action,  senior
management  will  determine  the  appropriate  steps  to be  taken  and  will be responsible for implementation of any such remedial or preventative measures.

Participation  in an  Investigation  - All employees  have the duty to cooperate fully with any internal investigation  conducted by the Company.  Employees must be truthful in all dealings with  internal or  governmental  investigators,  and must not:

     o    Destroy, alter, or conceal any documents or other potentially relevant evidence in  anticipation  of, or in reaction  to, a request  from any governmental or regulatory authority or any court;

     o    Lie or otherwise  make  misleading  statements in connection  with any
          federal,   state  or  local  government  or  law  enforcement   agency
          investigation, or any internal investigation by the Company;

     o    Obstruct,  fraudulently  influence  or impede any external or internal investigation or inquiry or make any improper attempt to do so; and

     o    Attempt  to cause any other  Company  employee  or any third  party to destroy  evidence,  to  provide  false or  misleading  information  or otherwise to obstruct any investigation.

This Code does not prohibit an employee from providing  information or assisting in an investigation conducted by a federal regulatory or law enforcement agency, any member of Congress or any  committee  of Congress,  or a  supervisor  of the employee (or another  Company  official who has the authority to investigate the alleged  misconduct)  in  connection  with conduct that the employee  reasonably believes  constitutes  a  violation  of criminal  fraud  statutes or any rule or regulation of the Securities and Exchange  Commission.  If any employee  becomes involved as a third party in any federal,  state or local law enforcement agency investigation or inquiry,  in a matter not related to Company business (e.g., as a witness to a crime or accident), the employee is encouraged to cooperate fully with the proper authorities.

VIII. Communications

Contact with the News Media - All requests for interviews  and/or  comments from national and local news media should be referred  immediately  to the  Executive
Department.

Contact with  Investors - All requests for financial  information  about UTG and its  subsidiaries  received from  investors  should be directed to the Executive
Department.

IX.  Reporting Violations of the Code

Violations of this Code of Ethics could result in discipline up to and including termination.

Where to Report  Violations - Violations of this Code may be reported  using one or more of the following methods:

1.   Talk to a  supervisor.  Whenever  possible,  employees  should  discuss the matter with their  supervisor.  Employees and supervisors are encouraged to work  together  to  achieve a fair  resolution  of the  alleged  violation, problem or issue.  Supervisors also have a  responsibility  to document the reported issue and to provide a copy of the report to senior management. If the issue remains  unresolved to the satisfaction of the reporting  person, or  if a  particular  situation  does  not  allow  that  employee  to  seek assistance from his direct supervisor, he should contact senior management.

2.   Operating  Committee.  If an  employee's  supervisor  is  involved  in  the reportable incident or if the supervisor is otherwise  unapproachable,  the employee should seek out a member of the UTG Operating Committee.

3.   Contact  the  Audit  Committee  of the UTG  Board of  Directors.  The Audit
     Committee members and their phone numbers are listed below:

         William W. Perry               John S. Albin                   Joseph A. Brinck
         Committee Chairman             217-837-2012                    513-367-9300
         432-687-6560

IN ALL CASES, REPORTS WILL BE TREATED AS CONFIDENTIALLY AS POSSIBLE.

Prohibition Against  Retaliation - The Company prohibits  retaliation against an individual for reporting an activity that the employee,  in good faith, believes to be a  violation  of any law,  rule,  regulation  or  provision  of this Code.
Retaliation  or reprisals  against  employees are considered a violation of this
Code.  Any employee  who  believes he is the subject of any form of  retaliation should report the matter to a supervisor, a member of the Operating Committee or a member  of the  Audit  Committee.  Further,  federal  law  makes it a crime to retaliate  against a person  (including  with respect to their  employment)  for providing  truthful  information to a law enforcement agency or officer relating to the possible commission of any federal crime.

X.   Certification Requirements

Every employee is responsible  for  maintaining the standards of ethical conduct as set forth in this Code. To help ensure compliance with the Code, UTG requires all  employees  to certify,  upon  initial  employment  and at the time a new or substantially revised code is distributed,  that they have received and read the
Code and fully understand their responsibilities to comply with the Code.

An initial  certification  form will be distributed  for  completion  soon after employees  complete  Company-provided  training on the Code.  New employees will receive  training on the Code upon  joining  the  Company.  Employees  also will receive additional training on the Code whenever a new or substantially enhanced version of the Code is adopted.  Periodic  training  will be  conducted  for all employees as necessary.  Managers and  supervisors  are responsible for ensuring that all employees under their supervision have undergone any required training.

The UTG senior  management will monitor the training and  certification  process for adequacy and compliance.  Failure to comply with the required  certification process or the requirements of the Code will result in appropriate  disciplinary action, up to and including termination of employment. The Certification Form is immediately following.

UTG and Subsidiaries
Code of Ethics and Business Conduct

Certification Form

THE  SIGNING  OF THIS  FORM IS A  REQUIREMENT  FOR ALL  EMPLOYEES  UPON  INITIAL
EMPLOYMENT, AT THE TIME A NEW OR SUBSTANTIALLY REVISED CODE IS DISTRIBUTED.

I hereby certify and acknowledge that:

I have  received  and read UTG's Code of Ethics and  Business  Conduct.  I fully understand my responsibility to comply with the Code.

I recognize  that failure to comply with the  provisions of the Code may subject me to  appropriate  disciplinary  action,  up to and  including  termination  of employment.

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(Date)                                               (Signature of Employee)

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(Witness)                                            (Printed name of Employee)

Please return this form to your  immediate  supervisor  or the person  otherwise designated by the Company to collect this document.